Exhibit 99.B(d)(5)

INDEXED ACCOUNTS SPECIFICATIONS

Indexed Accounts are subject to availability and may change for future Terms.

*Minimum rates apply at the beginning of each Term.

PERFORMANCE CAP INDEXED ACCOUNTS
Index	Term	Protection Level	Minimum Performance Cap*	Index	Term	Protection Level	Minimum Performance Cap*
S&P 500® Price Return Index [1]	1 Year	10%	5.00%	Russell 2000® Price Return Index [2]	1 Year	10%	5.00%
		15%	4.50%
		20%	4.00%
	6 Years	10%	30.00%		6 Years	10%	30.00%
		15%	27.00%			15%	27.00%
		25%	21.00%

First Trust American Leadership IndexTM 3	1 Year	10%	5.00%	Capital Strength Net Fee Index[4]	1 Year	10%	5.00%
		15%	4.50%			15%	4.50%
	6 Years	10%	30.00%		6 Years	10%	30.00%
		15%	27.00%			15%	27.00%
						25%	21.00%

Nasdaq-100 Index® 5	1 Year	10%	5.00%

PERFORMANCE CAP ANNUAL LOCKS INDEXED ACCOUNTS
Index		Term		Protection Level	Minimum Performance Cap*
S&P 500® Price Return Index [1]		6 Years		10%	5.00%

PERFORMANCE TRIGGER RATE INDEXED ACCOUNTS
Index	Term	Protection Level	Minimum Performance Trigger Rate*	Index	Term	Protection Level	Minimum Performance Trigger Rate*
S&P 500® Price Return Index [1]	1 Year	10%	5.00%	Nasdaq-100 Index® 5	1 Year	10%	5.00%
		15%	4.50%
		20%	4.00%

DUAL PERFORMANCE TRIGGER RATE INDEXED ACCOUNTS
Index	Term	Protection Level	Minimum Dual Performance Trigger Rate*	Index	Term	Protection Level	Minimum Dual Performance Trigger Rate*
S&P 500® Price Return Index [1]	1 Year	10%	5.00%	Russell 2000® Price Return Index [2]	1 Year	10%	5.00%

First Trust American Leadership IndexTM 3	1 Year	10%	5.00%	Capital Strength Net Fee Index[4]	1 Year	10%	5.00%

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DUAL RATE PLUS INDEXED ACCOUNTS
Index	Term	Dual Rate	Minimum Performance Cap*	Index	Term	Dual Rate	Minimum Performance Cap*
S&P 500® Price Return Index [1]	6 Years	10.00%	30.00%	Russell 2000® Price Return Index [2]	6 Years	15.00%	27.00%
		15.00%	27.00%

First Trust American Leadership IndexTM 3	6 Years	15.00%	27.00%	Capital Strength Net Fee Index [4]	6 Years	15.00%	27.00%

Indexed-linked returns do not include the portion of returns generated by the underlying Index that come from dividends. The elements used in determining the rate of return from the Index are not guaranteed and may be changed by Us, subject to the guarantees in the Indexed Accounts Rider, and any such changes can affect the return.

MINIMUM RATES ON THE RESET DATE OF A LOCKED SEGMENT.

The following minimum rates will apply on the Reset Date for any Segment where an Interim Value lock has been exercised, as described in the INTERIM VALUE LOCK AND RESET provision in any Indexed Accounts Rider attached to this Contract. These minimum rates are based on the Segment’s Protection Level and Contract Years Remaining in the Term on the Reset Date.

MINIMUM PERFORMANCE CAP FOR LOCKED SEGMENTS
Protection Level	Contract Years Remaining in the Term
	5 Years	4 Years	3 Years	2 Years	1 Year
10%	25.00%	20.00%	15.00%	10.00%	5.00%
15%	22.50%	18.00%	13.50%	9.00%	4.50%
25%	17.50%	14.00%	10.50%	7.00%	3.50%

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INDEXED ACCOUNTS SPECIFICATIONS

[1]	The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”),and has been licensed for use by The Lincoln National Life Insurance Company “Lincoln”. Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

[2]	The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company “Lincoln”. Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.

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INDEXED ACCOUNTS SPECIFICATIONS (continued)

[3]	The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.

The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.

The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.

The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.

The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.

THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.

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INDEXED ACCOUNTS SPECIFICATIONS (continued)

[4]	The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations’ only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Capital Strength Net Fee Index, and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

[5]	The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index® and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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